Exhibit 23

                          Consent of Independent Accountants

          We hereby consent to the incorporation be reference in this Registration Statement on Form S-8 of our report dated February 23, 1995, which appears on page 47 of the 1994 Annual Report to Stockholders of Kansas City Southern Industries, Inc., which is incorporated by reference in Kansas City Southern Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994.

          /s/ Price Waterhouse LLP
          Kansas City, Missouri
          November 20, 1995